Exhibit 99.1

C-Chip Technologies Corporation
4710 St. Ambroise, Suite 227, Montréal, Quebec, H4C 2C7
(514) 337-2447 // 1 877 339-CHIP // info@C-Chip.com

C-Chip Closes on the Acquisition of Markus 360

MONTREAL - (BUSINESS WIRE) -- January 21, 2005 - C-Chip Technologies Corporation (OTCBB: CCHI - News; FRANKFURT: CCHI (Frankfurt WKN: 255471) is pleased to announce that it has concluded the acquisition of Markus 360, an asset management application software. The assets acquired relating to Markus 360 include the Source Code, the intellectual property, the trademark and all customers. In parallel, C-Chip has entered into an agreement with Multi-Hexa Laval Inc. for the distribution of Markus 360.

Initially developed for transport companies, Markus 360 offers a total solution for asset management. Easy to use, Markus 360 provides businesses and institutions with an instantaneous global view of their equipment and other fixed or moveable assets such as tools and inventory, on or off premises, even in transit. It provides users with a detailed inventory display and offers the history of any goods, tools or equipment, by employee, department or project. It is an invaluable tool for management to improve productivity, maintenance scheduling and loss prevention.

C-Chip is ready to further enlarge its horizons and broaden its mission to become a major player in the global risk management industry. The acquisition of Markus 360 is part of the company's strategy to position itself as a leader in that field. This is the first of many acquisitions expected to be concluded in the coming year.

Stephane Solis, President & CEO of C-Chip stated: "Companies must effectively manage a large quantity of goods and other assets in their day-to-day operation. A tool like Markus 360 greatly enhances productivity within any business, and increased productivity means increased profit. Our intention is to combine our sensor technology with the Markus 360 software solution, and provide real time asset monitoring and management,. This combination is a winning solution and will put us at the forefront of the asset management field".

About C-Chip Technologies Corporation
 C-Chip Technologies Corporation operates in the security industry. We are positioned in an emerging and rapidly growing industry that is about interconnecting machines with IT infrastructures and mobile assets. We integrate wireless communications, on-line transactions, software applications, RFID technology, the Internet and, when location is required, GPS technology to enable business users to efficiently access, control and manage remote assets at low costs. We provide corporations and institutions security solutions for well-identified business needs The Company's goal is to be recognized as a leading provider of security services, credit and asset management solutions used by corporations, financial institutions, insurance companies, car rental companies and urban fleet managers

C-Chip Technologies Corporation
4710 St. Ambroise, Suite 227, Montréal, Quebec, H4C 2C7
(514) 337-2447 // 1 877 339-CHIP // info@C-Chip.com

About the C-ChipTM Technology
 The C-ChipTM technology is a new wireless, web-based set of communication tools that offers business users remote access, control, and monitoring of a wide range of assets, including vehicles, office equipment and industrial machinery. It allows selective enabling, disabling and any other commands at will, from anywhere to practically anywhere in North America using the Internet. Applications for the C-ChipTM technology offer significant opportunities within the security industry, particularly as anti-theft, credit and asset management solutions. Detailed information on the technology and its applications is available on our web-site at www.c-chip.com

Contacts:

Stephane Solis, President & CEO
C-Chip Technologies Corporation
514-337-2447
ssolis@c-chip.com

FORWARD-LOOKING-STATEMENT: Except for factual statements made herein, the information contained in this press release consists of forward-looking statements that involve risks and uncertainties, including the effect of changing economic conditions, competition within the credit and security industry, customer acceptance of products and other risks and uncertainties. Such forward-looking statements are not guarantees of performance, and C-Chip Technologies Corporation results could differ materially from those contained in such statements. These forward-looking statements speak only as of the date of this release and C-Chip Technologies Corporation undertakes no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this release.